Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

18 Decemebr 2024

Matter No.: 1003860 / 110427437

(852) 2842 95556 / 2842 9566

Christopher.Bickley@conyers.com
Rita.Leung@conyers.com

Baijiayun Group Ltd

24F, A1 South Building

No. 32 Fengzhan Road

Yuhuatai District

Nanjing 210000

The People’s Republic of China

Dear Sirs,

Re: Baijiayun Group Ltd (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) 54,055 Class A ordinary shares (the “New Shares”) of par value US$0.0001 per share of the Company (the “Class A Ordinary Shares”) and (ii) 4,324,325 Class A Ordinary Shares issuable upon conversion of convertible promissory notes in the principal amount of US$8,000,000 (the “Convertible Notes”, and collectively with the Class A Ordinary Shares and the New Shares, the “Securities”) issued by the Company to YA II PN, LTD. (the “Investor”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	a copy of the standby equity purchase agreement made between the Company and the Investor dated 6 December 2024;

1.2.	a copy of the form of the convertible note issued by the Company to the Investor in respect of the Convertible Notes;

1.3.	a copy of the Registration Statement;

1.4.	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

The Class A Ordinary Shares to be issued upon conversion of the Convertible Notes into Class A Ordinary Shares are referred to herein as the “Conversion Shares”.

We have also reviewed copies of:

1.5.	a copy of the fourth amended and restated memorandum of association and the third amended and restated articles of association of the Company which became effective on 27 September 2024 (the “Constitutional Documents”);

1.6.	a copy of the written resolutions of its directors dated 6 December 2024 (the “Resolutions”);

1.7.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 3 December 2024 (the “Certificate Date”); and

1.8.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the definitive agreements relating to the Convertible Notes (the “Non-Equity Securities Agreements”) other than the Company, to enter into and perform its respective obligations under the Non-Equity Securities Agreements;

2.4.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.5.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

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2.6.	that the M&As and the Convertible Notes will not be amended in any manner that would affect the opinions expressed herein;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	that on the date of entering into the Convertible Notes and the date(s) of allotment (where applicable) and issuance of any Securities, the Company is, and after entering into the Convertible Notes and any such allotment and issuance of Securities the Company is and will be able to, pay its debts;

2.9.	that the issue of the Securities by the Company is in furtherance of its objects as set out in the Memorandum of Association;

2.10.	that the Company will have sufficient authorized and unissued Class A Ordinary Shares to effect the issue of the Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange, or exercise of the Convertible Note;

2.11.	that the form and terms of any and all Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the M&As nor any applicable law, regulation, order or decree in the Cayman Islands;

2.12.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities, and that neither the Convertible Notes nor the Conversion Shares to be issued pursuant to the Convertible Notes will be issued to residents of the Cayman Islands;

2.13.	that all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of any offering thereof and related matters, and that the Non-Equity Securities Agreements and any applicable supplements to the Prospectus (each, a “Prospectus Supplement”), and any other purchase, underwriting or similar agreement thereto will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.14.	that upon exercise of the conversion or exchangeable rights or purchase rights to the Convertible Note, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares;

2.15.	that the Securities to be offered and sold, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms pursuant to the applicable governing law and jurisdiction (except to the extent that we expressly opine herein on matters of Cayman Islands law);

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2.16.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.17.	the issuance and sale of and payment for the Securities will be in accordance with the Non-Equity Securities Agreements and any other purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or, where so required, the shareholders of the Company, and the Registration Statement (including the Prospectus, any post-effective amendment thereto and any Prospectus Supplement);

2.18.	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Convertible Note;

2.19.	the Company has not taken any action to appoint a restructuring officer;

2.20.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.21.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the New Shares and the Conversion Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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